Exhibit 10.1

Execution Version

AMENDMENT TO SHAREHOLDER LOCK-UP AND SUPPORT AGREEMENT

This AMENDMENT TO SHAREHOLDER LOCK-UP AND SUPPORT AGREEMENT (this “Amendment”), is made and entered into as of December 6, 2023, by and among, Blue World Acquisition Corporation a Cayman Islands exempted company (“SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”) and Fuji Solar Co., Ltd (“Fuji Solar”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Shareholder Lock-up and Support Agreement by and among SPAC, PubCo and Fuji Solar dated August 10, 2023 (the “Shareholder Lock-up and Support Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to (i) a certain Agreement and Plan of Merger dated August 10, 2023, by and among SPAC, PubCo, Fuji Solar and other parties named therein (as amended by that certain Amendment to Agreement and Plan of Merger dated as of even date herewith, the “Merger Agreement”) and (ii) the Shareholder Lock-up and Support Agreement.

WHEREAS, in accordance with the terms of Sections 7.6 of the Shareholder Lock-up and Support Agreement SPAC, PubCo and Fuji Solar desire to amend the Shareholder Lock-up and Support Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPAC, PubCo and Fuji Solar agree as follows:

Section 1. Amendments to the Shareholder Lock-up and Support Agreement.

(a) The second paragraph of Section 6.5 of the Shareholder Lock-up and Support Agreement shall hereby be amended and restated in its entirety as follows:

“For the purpose of this Section 6.5, the “Excluded Securities” shall include (w) 100,000 PubCo Ordinary Shares converted from 100,000 SPAC Class B Ordinary Shares upon the Merger Closing to be transferred by Blue World Holdings Limited, a Hong Kong private company limited by shares (the “Sponsor”) to Shareholder immediately prior to or upon the Merger Closing, (x) 400,000 PubCo Ordinary Shares converted from 400,000 SPAC Class B Ordinary Shares upon the Merger Closing which were transferred by the Sponsor to Shareholder prior to the Merger Closing, (y) PubCo Ordinary Shares to be issued to Shareholder upon conversion of any loan that has been or to be made to SPAC by Shareholder or its designee and evidenced by a promissory note, loan agreement or similar document, for the purpose of financing costs, expenses, extension related costs and deposits and other obligations incurred by SPAC for the Transactions, including but not limited to the loans made or to be made pursuant to Section 9.7(a) and Section 10.2(a)(iv) of the Merger Agreement, and (z) any PubCo Warrants that Shareholder will hold immediately following the Merger Effective Time and any PubCo Ordinary Shares to be issued upon exercise of such PubCo Warrants. The number of PubCo Ordinary Shares shall be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like occurred after the date hereof.”

Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Shareholder Lock-up and Support Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendments made hereby were originally set forth in the Shareholder Lock-up and Support Agreement, and this Amendment and the Shareholder Lock-up and Support Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Shareholder Lock-up and Support Agreement.

Section 3. General Provisions.

(a) Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission. The terms of Section 7 of the Shareholder Lock-up and Support Agreement shall apply to this Amendment, as applicable. Upon the effectiveness of this Amendment, each reference in the Shareholder Lock-up and Support Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Shareholder Lock-up and Support Agreement shall refer to the Shareholder Lock-up and Support Agreement as amended by this Amendment.

(b) Shareholder Lock-up and Support Agreement in Effect. Except as specifically provided for in this Amendment, the Shareholder Lock-up and Support Agreement shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Blue World Acquisition Corporation

By:	/s/ Liang Shi
	Name:	Liang Shi
	Title:	Chief Executive Officer and Director

[Signature Page to Amendment to Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first above written.

TOYO Co., Ltd

By:	/s/ RYU Junsei
	Name:	RYU Junsei
	Title:	Director

[Signature Page to Amendment to Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Fuji Solar Co., Ltd

By:	/s/ RYU Junsei
	Name:	RYU Junsei
	Title:	Director

[Signature Page to Amendment to Shareholder Lock-Up and Support Agreement]